EXHIBIT 3.3

                                   BY-LAWS OF

                         TRADEQUEST INTERNATIONAL, INC.

                               ARTICLE I - OFFICES
                               -------------------

         The principal office of the Corporation shall be located in the City and State designated as the registered office in the Articles of Incorporation or subsequently designated by the Board of Directors. The Corporation may also maintain offices at such other places within or without the United States as the Board of Directors may, from time to time, determine.

                      ARTICLE II - MEETINGS OF STOCKHOLDERS
                      -------------------------------------

Section 1 - Annual Meetings
---------------------------

         The annual meeting of the Stockholders of the Corporation shall be held on a date and at a time selected by the Board of Directors and at such place as designated by the Board of Directors each year, for the purpose of electing Directors of the Corporation to serve during the ensuing year and for the transaction of such other business as may be brought before the meeting.

Section 2 - Notice of Annual Meetings
-------------------------------------

         At least ten (10) days written notice specifying the day and hour and place, when and where the annual meeting shall be convened, shall be mailed in a United States Post Office, addressed to each of the Stockholders of record at the time of issuing the notice, at his or her or its address last known, as the same appears on the books of the Corporation.

         If the address of any Stockholders do not appear upon the books of the Corporation, it will be sufficient to address any notice to such Stockholder at the last address furnished by such Stockholder to the Secretary of the Corporation.

         Nevertheless, a failure to give such notice, or any irregularity in such notice, shall not affect the validity of annual meetings or any proceedings had at such meeting, and in such event these Bylaws shall be, and shall be deemed to be, sufficient notice of such meeting without requirement of further notice.

Section 3 - Special Meetings
----------------------------

         Special meetings of the Stockholders may be held at the office of the Corporation in the State of Nevada, or elsewhere, whenever called by the Chairman, Chief Executive Officer, or by a majority of the Board of Directors, or by vote of, or by an instrument in writing signed by the holders of at least fifty-one percent (51%) of the issued and outstanding capital stock of the Corporation.

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Section 4 - Notice of Special Meetings
--------------------------------------

         At least ten (10) days written notice of such meeting, specifying the day and hour and place, when and where such meeting shall be convened, and the objects for calling the same, shall be mailed in the United States Post Office, addressed to each of the Stockholders of record at the time of issuing the notice, at his or her or its address last known, as the same appears on the books of the Corporation.

         If the address of any Stockholders do not appear upon the books of the Corporation, it will be sufficient to address any notice to such Stockholder at the last address furnished by such Stockholder to the Secretary of the Corporation.

         The written certificate of the officer or officers calling any special meeting setting forth the substance of the notice, and the time and place of the mailing of same to the several Stockholders, and the respective addresses to which the same were to be mailed, shall be prima facie evidence of the manner and fact of the calling and giving such notice.

Section 5 - Place of Meetings
-----------------------------

         All meetings of Stockholders shall be held at the principal office of the Corporation, or at such other places as shall be designated in the notices or waivers of notice of such meetings.

Section 6 - Waiver of Notice
----------------------------

         If all the Stockholders of the Corporation shall waive notice of special meetings, no notice of such meeting shall be required, and whenever all the Stockholders shall meet in person or by proxy such meeting shall be valid for all purposes without call or notice and at such meeting any corporate action may be taken.

Section 7 - Quorum
------------------

         At all Stockholders' meetings, the holders of fifty-one percent (51%) in amount of the entire issued and outstanding capital stock of the Corporation shall constitute a quorum for all the purposes of such meetings.

         If the holders of the amount of stock necessary to constitute a quorum shall fail to attend, in person or by proxy, at the time and place fixed by these Bylaws for any annual meeting, or fixed by a notice as above provided for any annual meeting, or fixed by a notice as above provided for a special meeting, a majority in interest of the Stockholders present in person or by proxy may adjourn from time to time without notice other than by announcement at the meeting, until holders of the amount of stock requisite to constitute a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted as originally called.

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Section 8 - Voting
------------------

         At each meeting of the Stockholders, every Stockholder shall be entitled to vote in person or by his duly authorized proxy appointed by instrument in writing subscribed by such Stockholder. Such Stockholder shall have one (1) vote for each share of stock standing registered in his or her or its name on the books of the corporation, ten (10) days preceding the day of such meeting. The votes for Directors, and upon demand by any Stockholder, the votes upon any question before the meeting, shall be by roll call vote.

         At each meeting of the Stockholders, a full, true and complete list, in alphabetical order, of all the Stockholders entitled to vote at such meeting, and indicating the number of shares held by such, certified by the Secretary of the Corporation, shall be furnished, which list shall be prepared at least ten
(10) days before such meeting, and shall be open to the inspection of the Stockholders, or their agents or proxies, at the place where such meeting is to be held, and for ten (10) days prior thereto. Only the persons in whose names shares of stock are registered on the meeting, as evidenced by the list of Stockholders so furnished, shall be entitled to vote at such meeting. Proxies and powers of attorney to vote must be filed with the Secretary of the Corporation before an election or a meeting of the Stockholders, or they cannot be used at such election or meeting.

Section 9 - Order of Business
-----------------------------

         At the Stockholders' meetings, the order of business shall be determined by the Chairman of the Board or Chief Executive Officer of the Corporation.

Section 10 - Conduct of Election
--------------------------------

         At each meeting of the Stockholders, the polls shall be opened and closed; the proxies and ballots issued, received, and be taken in charge of, for the purpose of the meeting; and all questions touching the qualifications of voters and the validity of proxies, and the acceptance or rejection of votes, shall be decided by the inspector(s) of election. Such inspector(s) shall be appointed at the meeting by the presiding officer of the meeting.

Section 11 - Stockholder Action Without Meetings.
-------------------------------------------------

         Any action required to be taken at any annual or special meeting of Stockholders, or any action which may be taken at any annual or special meeting of Stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

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                        ARTICLE III - BOARD OF DIRECTORS
                        --------------------------------

Section 1 - Number
------------------

         The number of Directors which shall constitute the whole board shall be at least one who shall be of full age. The number of Directors from time to time may be decreased to not less than one (1) or increased by amending this section of the Bylaws or by resolution of the Stockholders or the Board of Directors. The Directors shall be elected at the annual meeting or special meeting of the Stockholders, and each Director elected shall hold office until his successor is elected and qualified. Directors may also be appointed by the Board of Directors consistent with the General Corporate Laws of the State of Nevada. Directors need not be Stockholders.

Section 2 - Election and Term.
------------------------------

         The first Board of Directors, unless the members thereof shall have been named in the Articles of Incorporation, shall be elected by the incorporator or incorporators and shall hold office until the first annual meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon written notice to the corporation. Thereafter, directors who are elected at an annual meeting of Stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

Section 3 - Duties and Powers
-----------------------------

         The Board of Directors is vested with the complete and unrestrained authority in the management of all the affairs of the Corporation, and is authorized to exercise for such purpose as the General Agent of the Corporation, its entire corporate authority.

         The Board of Directors shall be responsible for the control and management of the affairs, property and interests of the corporation, and may exercise all powers of the Corporation, except as are in the Articles of Incorporation or by statute expressly conferred upon or reserved to the Stockholders.

         The Chairman of the Board of Directors or the principal executive officer of the Corporation may make a report to the Stockholders at annual meetings of the Stockholders of the condition of the Corporation, and shall, on request, furnish each of the Stockholders with a true copy thereof.

         The Board of Directors, in its discretion, may submit any contract or act for approval or ratification at any annual meeting of the Stockholders called for the purpose of considering any such contract or act, which, if approved, or ratified by the vote of the holders of a majority of the capital stock of the Corporation represented in person or by proxy at such meeting, provided that a lawful quorum of Stockholders be there represented in person or by proxy, shall be valid and

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binding upon the Corporation and upon all the Stockholders thereof, as if it has been approved or ratified by every Stockholder of the Corporation.

Section 4 - Place of Meetings
-----------------------------

         Meetings of the Directors may be held at the principal office of the Corporation in the State of Nevada, or elsewhere, at such place or places as the Board of Directors may, from time to time, determine.

Section 5 - Annual Meeting of Directors; Notice
-----------------------------------------------

         Immediately following each annual meeting of Stockholders, the Board of Directors shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Notice of such meeting is hereby dispensed with.

Section 6 - Regular Meetings of Directors; Notice
-------------------------------------------------

         The time for other regular meetings of the Board of Directors, if and when held, shall be determined by the Board of Directors. If any regular meeting date shall fall on a legal holiday, then the regular meeting date shall be the business day next following. The time for the next regularly scheduled meeting of the Board of Directors may be changed by a majority vote of the Directors at any preceding meeting of the Directors.

         No notice shall be required to be given of any regular meeting of the Board of Directors, but each Director shall take notice thereof.

Section 7 - Special Meetings of Directors; Notice
-------------------------------------------------

         A special meeting of the Board of Directors shall be held whenever called by the Chairman, Chief Executive Officer, or by two (2) Directors. Any and all business may be transacted at a special meeting. Each call for a special meeting shall be in writing, signed by the person or persons making the same, addressed and delivered to the Secretary, and shall state the time and place of such meeting.

         Notice of each special meeting of the Board of Directors shall be given to each of the Directors by mailing to each of them a copy of such notice at least forty-eight (48) hours prior to the time fixed for such meeting to the address of such Director as shown on the books of the Corporation. If his address does not appear on the books of the Corporation, then such notice shall be addressed to him at the principal offices of the Corporation.

Section 8 - Waiver of Notice
----------------------------

         When all the Directors of the Corporation are present at any meeting of the Board of Directors, however called or noticed, and sign a written consent thereto on the record of such meeting, or if the majority of the Directors are present, and if those not present sign in writing a waiver of notice of such meeting, whether prior to or after the holder of such meeting, which said

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waiver shall be filed with the Secretary of the Corporation, the transactions of such meeting are as valid as if had at a meeting regularly called and noticed.

Section 9 - Written Action.
---------------------------

         Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 10 - Quorum and Adjournments
------------------------------------

         A majority of the Board of Directors in office shall constitute a quorum for the transaction of business; but if at any meeting of the Board there be less than a quorum present, a majority of those present may adjourn from time to time, until a quorum shall be present, and no notice of such adjournment shall be required. The Board of Directors may prescribe rules not in conflict with these Bylaws for the conduct of its business.

Section 11 - Manner of Acting
-----------------------------

         (a) At all meetings of the Board of Directors, each Director present shall have one (1) vote, irrespective of the number of shares of stock, if any, which he may hold.

         (b) Except as otherwise provided by statute, by the Articles of Incorporation, or by these Bylaws, the action of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. Any action authorized, in writing, by all of the Directors entitled to vote thereon and filed with the minutes of the Corporation shall be the act of the Board of Directors with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board.

Section 12 - Action by Unanimous Written Consent of Directors
-------------------------------------------------------------

         Any action required, or permitted to be taken, by the Board of Directors may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the board, and such action by written consent shall have the same force and effect as a unanimous vote of such Directors. Any certificate or other document, which relates to action so taken shall state that the action was taken by unanimous written consent of the Board of Directors without a meeting, and that these Bylaws authorize the Directors to so act.

Section 13 - Order of Business
------------------------------

         The regular order of business at meetings of the Board of Directors may, but is not required, to be as follows:

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         1.  Roll call of Directors.

         2.  Approval of agenda.

         3. Approval of the Minutes of the prior Director's meeting and action on any recommendations of any standing committee.

         4. Report of the Treasurer on financial condition of the Corporation and financial operating results since the last meeting.

         5.  Report by the President on operating results.

         6.  General counsel report.

         7. Other items requiring Board action, including any committee reports.

         8. Reports by selected members of management as requested by the Chairman of the Board.

         9. Special report on operating or financial date requested by Directors.

         10. Old business.

         11. New business.

         12. Open discussion.

         13. Adjournment.

Section 14 - Telephonic Meetings
--------------------------------

         Nothing herein contained shall prevent or render void any action taken by the Board of Directors through the use of telephones, telegraphs, computers, word processing machines or other electronic devices so long as such action is otherwise consistent with these Bylaws.

Section 15 - Vacancies
----------------------

         When any vacancy occurs among the Directors by death, resignation, disqualification, increase in the number of Director positions, or other cause, the Stockholders, at any regular or special meeting, or at any adjourned meeting thereof, or the remaining Directors, by the affirmative vote of a majority thereof, shall elect a successor to hold office for the unexpired portion of the term of the Director whose place shall have become vacant and until his successor shall have been elected and shall qualify.

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Section 16 - Resignation
------------------------

         Any Director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 17 - Removal
--------------------

         Any Director may be removed with or without cause at any time by the affirmative vote of Stockholders holding of record in the aggregate at least two-thirds (2/3) of the voting power of the issued and outstanding capital stock entitled to vote.

Section 18 - Contracts
----------------------

         (a) No contract or other transaction between this Corporation and any other Corporation shall be impaired, affected or invalidated, nor shall any Director be liable in any way by reason of the fact that any one or more of the Directors of this Corporation is or are interested in, or is a director or officer, or are directors or officers of such other Corporation provided that such facts are disclosed or made known to the Board of Directors.

         (b) Any Director, personally and individually, may be a party to or may be interested in any contract or transaction of this Corporation, and no Director shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such Director) of a majority of a quorum, notwithstanding the presence of any such Director at the meeting at which such action is taken. Such Director or Directors may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to impair or invalidate or in any way affect any contract or other transaction, which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

         (c) No agreement, contract, franchise, lease or obligation (other than checks in payment of indebtedness incurred by authority of the Board of Directors) involving the payment of monies or the credit of the Corporation in excess of that level established by the Board of Directors, shall be made without the authority of the Board of Directors duly constituted and acting as such.

         (d) Unless otherwise ordered by the Board of Directors, all agreements and contracts shall be signed by the Chief Executive Officer, President, Secretary, or the Chairman of the Board of Directors in the name and on behalf of the Corporation, and if required, shall have the corporate seal thereto attached.

         (e) No note, draft, acceptance, endorsement or other evidence of indebtedness shall be valid as or against the Corporation unless the same shall be signed by the Chief Executive

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Officer or the President and attested by the Secretary or an Assistant
Secretary, or signed by the Treasurer or an Assistant Treasurer, and countersigned by the Chief Executive Officer, President, or Secretary, or by the Chairman of the Board of Directors and attested by the Secretary or Assistant Secretary except that the Treasurer or an Assistant Treasurer may, without countersignature, sign payroll checks and make endorsements for deposit to the credit of the Corporation in all its duly authorized depositaries. No check or order for money shall be signed in blank by more than one officer of the Corporation.

         (f) No loan or advance of money shall be made by the Corporation to any Stockholder, Director or Officer therein, unless the Board of Directors shall otherwise authorize.

Section 19 - Encumbering or Conveying Corporate Property
--------------------------------------------------------

         The Directors shall be empowered to authorize and cause to be executed, mortgages and liens without limit as to amount upon the property and franchise of this Corporation, and pursuant to the affirmative vote, either in person or by proxy, of the holders of a majority of the capital stock issued and outstanding; the Directors shall have authority to dispose in any manner of the whole property of this Corporation.

Section 20 - Committees
-----------------------

         The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one (1) or more standing committees of the Board of Directors. Each committee shall consist of a Chairperson and another member. All actions of the committees shall nevertheless require full Board of Directors' action at the next succeeding meeting of the full Board of Directors unless specifically provided for to the contrary.

Section 21 - Reimbursement and Compensation
-------------------------------------------

         The Directors may be paid their expenses of attendance of each meeting of the Board of Directors and at any standing committee meeting of the Board of Directors, and shall be paid a fixed sum for attendance at each meeting of the Board of Directors and each standing committee of the Board of Directors and a stated retainer as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings. Compensation shall not be paid to members of ad hoc committees.

                              ARTICLE IV - OFFICERS
                              ---------------------

Section 1 - Number
------------------

         The Officers of the Corporation may consist of a Chairman, Chief Executive Officer, President, a Secretary, a Treasurer, and such other Officers as the Board of Directors may from time to time deem advisable. Any two (2) or more offices may be held by the same person.

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Section 2 - Election
--------------------

         The Board of Directors, at its first meeting after the annual meeting of Stockholders, may elect a Chairman, a Chief Executive Officer, a President, a Secretary and a Treasurer, to hold office for one (1) year next coming, and until their successors are elected and qualify. The Officers need not be Directors; two (2) or more offices may be held by one person.

         The Board of Directors may from time to time, by resolution, appoint Vice Presidents and additional Assistant Secretaries, Assistant Treasurers and Transfer Agents of the Corporation as it may deem advisable; prescribe their duties and fix their compensation, and all such appointed officers shall be subject to removal at anytime by the Board of Directors. All officers, agents and factors of the Corporation shall be chosen and appointed in such manner and shall hold their offices for such terms as the Board of Directors may by resolution prescribe.

Section 3 - Term of Office
--------------------------

         Each Officer shall hold office until the annual meeting of the Board of Directors next succeeding his election, and until his successor shall have been elected and qualified, or until his death, resignation or removal.

Section 4 - Resignation
-----------------------

         Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 5 - Removal
-------------------

         Any officer may be removed, either with or without cause, and a successor elected by a majority vote of the Board of Directors at any time.

Section 6 - Vacancies
---------------------

         A vacancy in any office by reason of death, resignation, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term by a majority vote of the Board of Directors.

Section 7 - Duties of Officers
------------------------------

         Officers of the Corporation shall, unless otherwise provided by the Board of Directors, each have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may be set forth in these Bylaws, or may from time to time be specifically conferred or imposed by the Board of Directors. The President shall be the Chief Executive Officer of the Corporation.

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Section 8 - Chairman of the Board
---------------------------------

         The Chairman of the Board, if any, shall preside at all meetings of stockholders and of the Board of Directors and shall have such other authority and perform such other duties as are prescribed by law, by these By-Laws and by the Board of Directors. The Board of Directors may designate the Chairman of the Board as chief executive officer, in which case he shall have such authority and perform such duties as are prescribed by these By-Laws and the Board of Directors for the chief executive officer.

Section 9 - The Chief Executive Officer
---------------------------------------

         Unless the Board of Directors designates the Chairman of the Board or the Vice-Chairman as Chief Executive Officer, or elects a Chief Executive Officer, the President shall be the Chief Executive Officer. The Board of Directors may establish the Chief Executive Officer as an independent officer and need not serve in any other capacity as an officer. The Chief Executive Officer of the Corporation shall have, subject to the supervision and direction of the Board of Directors, general supervision of the business, property and affairs of the Corporation, including the power to appoint and discharge agents and employees, and the powers vested in him by the Board of Directors, by law or by these By-Laws or which usually attach or pertain to such office.

Section 10 - The President
--------------------------

         The President shall have such authority and perform such duties as are prescribed by law, by these By-Laws, by the Board of Directors and by the chief executive officer (if the President is not the chief executive officer). The President, if there is no Chairman of the Board, or in the absence or the inability to act of the Chairman of the Board, shall preside at all meetings of stockholders and of the Board of Directors. Unless the Board of Directors designates the Chairman of the Board or the Vice-Chairman as chief executive officer, the President shall be the chief executive officer, in which case he shall have such authority and perform such duties as are prescribed by these By-Laws and the Board of Directors for the chief executive officer.

Section 11 - The Executive Vice Presidents
------------------------------------------

         In the absence of the Chairman of the Board, if any, the President and the Vice-Chairman, if any, or in the event of their inability or refusal to act, the executive vice-president (or in the event there is more than one executive vice-president, the executive vice-presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the Chairman of the Board, of the President and of the Vice-Chairman, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board, the President and the Vice-Chairman. Any executive vice-president may sign, with the Secretary or an authorized Assistant Secretary, or other authorized officer, certificates for stock of the Corporation and shall perform such other duties as from time to time may be assigned to him by the Chairman of the Board, chief executive officer, the President, the Vice-Chairman, the Board of Directors or these By-Laws.

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Section 12 - The Treasurer
--------------------------

         Subject to the direction of chief executive officer, or in the latter's absence, the President and the Board of Directors, the Treasurer shall have charge and custody of all the funds and securities of the Corporation; when necessary or proper he shall endorse for collection, or cause to be endorsed, on behalf of the Corporation, checks, notes and other obligations, and shall cause the deposit of the same to the credit of the Corporation in such bank or banks or depository as the Board of Directors may designate or as the Board of Directors by resolution may authorize; he (or she) or in the latter's absence, the President shall sign all receipts and vouchers for payments made to the Corporation other than routine receipts and vouchers, the signing of which he may delegate; he shall sign all checks made by the Corporation (provided, however, that the Board of Directors may authorize and prescribe by resolution the manner in which checks drawn on banks or depositories shall be signed, including the use of facsimile signatures, and the manner in which officers, agents or employees shall be authorized to sign); unless otherwise provided by resolution of the Board of Directors, he shall sign with an officer all bills of exchange and promissory notes of the Corporation; whenever required by the Board of Directors or senior executive officer, he shall render a statement of his cash account; he shall enter regularly full and accurate account of the Corporation in books of the Corporation to be kept by him for that purpose; he shall, at all reasonable times, exhibit his books and accounts to any senior executive officer or the Board of Directors of the Corporation upon application at his office during business hours; and he shall perform all acts incident to the position of Treasurer.

Section 13 - The Secretary
--------------------------

         The Secretary shall keep the minutes of all meetings of the Board of Directors, and (unless otherwise directed by the Board of Directors) the minutes of all committees, in books provided for that purpose; he shall attend to the giving and serving of all notices of the Corporation; he may sign with a senior executive officer or any other duly authorized person, in the name of the Corporation, all contracts authorized by the Board of Directors or by a senior executive officer, and, when so ordered by the Board of Directors or a senior executive officer, he shall affix the seal of the Corporation thereto; he may sign with the President, Chairman of the Board, chief executive officer or an executive vice-president all certificates of shares of the capital stock; he shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors or a senior executive officer may direct, all of which shall, at all reasonable times, be open to the examination of any director, upon application at the Secretary's office during business hours; and he shall in general perform all the duties incident to the office of the Secretary, subject to the control of the chief executive officer, Chairman of the Board, President and the Board of Directors.

Section 14 - The Controller
---------------------------

         The Controller shall be the chief accounting officer of the Corporation. Subject to the supervision of the Board of Directors, the chief executive officer, the President and the Treasurer, the Controller shall provide for and maintain adequate records of all assets, liabilities and transactions of the Corporation, shall see that accurate audits of the Corporation's affairs are

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currently and adequately made and shall perform such other duties as from time to time may be assigned to him.

Section 15 - The Other Officers
-------------------------------

         The Board of Directors may appoint other officers who shall have such powers and perform such duties as may be prescribed for him/her by the Board of Directors.

                           ARTICLE V - SHARES OF STOCK
                           ---------------------------

Section 1 - Certificates of Stock
---------------------------------

         Ownership of stock in the Corporation shall be evidenced by certificates of stock in such forms as shall be prescribed by the Board of Directors, and shall be under the seal of the Corporation and signed by the President and also by the Secretary or by an Assistant Secretary.

         All certificates shall be consecutively numbered; the name of the person owning the shares represented thereby with the number of such shares and the date of issue shall be entered on the Corporation's books.

         No certificate shall be valid unless it is signed by the Chief Executive Officer, President, or Chairman of the Board and by the Secretary or Assistant Secretary, or by its Treasurer, Assistant Treasurer, or Controller.

         All certificates surrendered to the Corporation shall be canceled and no new certificate shall be issued until the former certificate for the same number of shares shall have been surrendered or canceled.

Section 2 - Issuance
--------------------

         The capital stock of the Corporation shall be issued in such manner and at such times and upon such conditions as shall be prescribed by the Board of Directors.

Section 3 - Lost or Destroyed Certificates
------------------------------------------

         Any person or persons applying for a certificate of stock in lieu of one alleged to have been lost or destroyed, shall make affidavit or affirmation of the fact, and shall deposit with the Corporation an affidavit. Whereupon, at the end of six (6) months after the deposit of said affidavit and upon such person or persons giving Bond of Indemnity to the Corporation with surety to be approved by the Board of Directors in double the current value of the stock against any damage, loss, or inconvenience to the Corporation, which may or can arise in consequence of a new or duplicate certificate being issued in lieu of the one lost or missing, the Board of Directors may cause to be issued to such person or persons a new certificate, or a duplicate of the certificate so lost or destroyed. The Board of Directors, may, in its discretion, refuse to issue such new or duplicate certificate save upon the order of some court having jurisdiction in such matter, anything herein to the contrary notwithstanding.

Section 4 - Transfer of Shares
------------------------------

         No transfer of stock shall be valid as against the Corporation except on surrender and cancellation of the certificate therefor, accompanied by an assignment or transfer by the owner therefor, made either in person or under assignment, a new certificate shall be issued therefor.

         Whenever any transfer shall be expressed as made for collateral security and not absolutely, the same shall be so expressed in the entry of said transfer on the books of the Corporation.

Section 5 - Record Date
-----------------------

         In lieu of closing the share records of the Corporation, the Board of Directors may fix, in advance, a date not exceeding sixty (60) days, nor less than ten (10) days, as the record date for the determination of Stockholders entitled to receive notice of, or to vote at, any meeting of Stockholders, or to consent to any proposal without a meeting, or for the purpose of determining Stockholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for the determination of Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining Stockholders for any other purpose shall be at the close of business on the day on which the resolution of the Directors relating thereto is adopted. When a determination of Stockholders of record entitled to notice of or to vote at any meeting of Stockholders has been made as provided for herein, such determination shall apply to any adjournment thereof, unless the Directors fix a new record date for the adjourned meeting.

                             ARTICLE VI - DIVIDENDS
                             ----------------------

         The Board of Directors shall have power to reserve over and above the capital stock paid in, such an amount in its discretion as it may deem advisable to fix as a reserve fund, and may, from time to time, declare dividends from the accumulated profits of the Corporation in excess of the amounts so reserved, and pay the same to the Stockholders of the Corporation, and may also, if it deems the same advisable, declare stock dividends of the unissued capital stock of the Corporation.

                            ARTICLE VII - AMENDMENTS
                            ------------------------

Section 1 - By Stockholders
---------------------------

         Amendments and changes of these Bylaws may be made by a vote of, or a consent in writing signed individually or collectively by the holders of a majority in interest of the issued and outstanding voting capital stock.

Section 2 - By Directors
------------------------

         Amendments and changes of these Bylaws may be made at any regular or special meeting of the Board of Directors by a vote of a majority of the entire Board, or may be made by a consent in writing signed individually or collectively by the not less than all of the entire Board.

                          ARTICLE VIII - CORPORATE SEAL
                          -----------------------------

         The Corporation shall have a corporate seal, the design thereof being as follows:



                          ARTICLE IX - INDEMNIFICATION
                          ----------------------------

         Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any by-law, agreement, vote of Stockholders, provision of law or otherwise, as well as their rights under this Article.

         The Board of Directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

         The indemnification provisions above provided shall include, but not be limited to, reimbursement of all fees, including amounts paid in settlement and attorneys' fees actually and reasonably incurred, in connection with the defense or settlement of any action or suit if such party to be indemnified acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation. Indemnification may not be made for any claim, issue or matter as to which the person claiming indemnity has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom to be liable to the Corporation or for amounts paid in settlement to the Corporation unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determined upon application that the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

                         ARTICLE X - GENERAL PROVISIONS
                         ------------------------------

Section 1 - Depositories
------------------------

         All monies of the Corporation shall be deposited when as received by the Treasurer in such bank or banks or other depositary as may from time to time be designated by the Board of Directors, and such deposits shall be made in the name of the Corporation.

Section 2 - Other Securities
----------------------------

         The Corporation may take, acquire, hold, mortgage, sell, or otherwise deal in stocks or bonds or securities of any other corporation, if and as often as the Board of Directors.